FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary W. Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP
REPORTS FIRST QUARTER 2016 RESULTS

EL PASO, Texas - May 3, 2016 - Western Refining Logistics, LP (NYSE: WNRL) today reported first quarter 2016 net income attributable to limited partners of $14.0 million, or $0.28 per common limited partner unit, which compares to $15.3 million and $0.33, respectively, in the first quarter of 2015. First quarter 2016 EBITDA was $28.5 million and distributable cash flow was $22.5 million; this compares to $24.2 million and $21.8 million, respectively, for the first quarter of 2015.
"We are pleased with the overall performance of WNRL and the strong distributable cash generated in the first quarter. Our Wholesale business continues to grow and perform well financially. In Logistics, first quarter crude oil volumes were impacted by the weather, planned maintenance at the Gallup refinery, storage and pipeline congestion, and an extended outage in local gas processing capacity," said WNRL Chief Executive Officer and President Jeff Stevens. “However, crude oil volumes in our Delaware Basin system grew throughout the quarter and we expect this growth to continue.”
On April 25, 2016, the board of directors declared a quarterly cash distribution for the first quarter of 2016 of $0.4025 per unit, or $1.61 per unit on an annualized basis. This distribution represents a 15.8% increase over the first quarter 2015 distribution of $0.3475 per unit and is the ninth consecutive increase in the quarterly distribution for WNRL unitholders.
Stevens concluded, “For our logistics business, we are encouraged by the activity we are seeing with crude oil producers in our area, especially the Delaware Basin. We continue to invest in the business, adding to our crude oil gathering system and storage capacity which positions us well to take advantage of increasing production.”
Conference Call Information
On Tuesday, May 3, 2016, at 4:00 p.m. ET, WNRL will hold a webcast and conference call to discuss the reported results and provide an update on partnership operations. The webcast can be accessed at Western Refining Logistics, LP's website, www.wnrl.com. The call can also be heard by dialing (844) 831-3028 or (315) 625-6887, pass code: 76840837. The audio replay will be available two hours after the end of the call through May 17, 2016 by dialing (855) 859-2056 or (404) 537-3406, pass code: 76840837.
About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 685 miles of pipelines, approximately 8.2 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.

More information about Western Refining Logistics, LP is available at www.wnrl.com.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes non-GAAP measures to facilitate comparisons of past performance. This press release and supporting schedules include the non-GAAP measures Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Distributable Cash Flow. We believe certain investors and financial analysts use EBITDA and Distributable Cash Flow to evaluate WNRL’s financial performance between periods and to compare WNRL's performance to certain competitors. We believe certain investors and financial analysts use Distributable Cash Flow to determine the amount of cash generated from the partnership's operations and available for distribution to its unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, financial information that we report in accordance with GAAP.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements reflect WNRL’s current expectation regarding future events, results or outcomes. The forward-looking statements contained herein include statements related to, among other things: growth and performance of WNRL’s wholesale business; crude oil volumes in the Delaware Basin system; crude oil producer activity; WNRL’s investment in its business, including additions to the crude oil gathering system and storage capacity; and WNRL’s positioning. These statements are subject to the general risks inherent in WNRL’s business. These expectations may or may not be realized and some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, WNRL’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in WNRL’s expectations not being realized, or otherwise materially affect WNRL’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting WNRL’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, WNRL does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Results of Operations
The following tables set forth WNRL's summary historical financial and operating data for the periods indicated below:

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except per unit data)
Revenues:
Fee based:
Affiliate	$51,928	$45,478
Third-party	690	623
Sales based:
Affiliate	97,529	132,771
Third-party	317,892	428,524
Total revenues	468,039	607,396
Operating costs and expenses:
Cost of products sold:
Affiliate	95,149	130,508
Third-party	300,441	411,193
Operating and maintenance expenses	38,901	36,371
Selling, general and administrative expenses	5,065	5,955
Gain on disposal of assets, net	(99)	(84)
Depreciation and amortization	7,144	5,892
Total operating costs and expenses	446,601	589,835
Operating income	21,438	17,561
Other income (expense):
Interest and debt expense	(7,052)	(3,964)
Other, net	(118)	17
Net income before income taxes	14,268	13,614
Provision for income taxes	(261)	(203)
Net income	14,007	13,411
Less net loss attributable to General Partner	—	(1,912)
Net income attributable to limited partners	$14,007	$15,323

Net income per limited partner unit:
Common - basic	$0.28	$0.33
Common - diluted	0.28	0.33
Subordinated - basic and diluted	0.28	0.33

Weighted average limited partner units outstanding:
Common - basic	24,448	23,985
Common - diluted	24,454	23,996
Subordinated - basic and diluted	22,811	22,811

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands)
Cash Flow Data
Net cash provided by (used in):
Operating activities	$24,790	$32,732
Investing activities	(6,122)	(26,527)
Financing activities	(34,620)	27,669
Capital expenditures	6,241	26,644
Other Data
EBITDA (1)	$28,464	$24,228
Distributable cash flow (1)	22,528	21,769
Balance Sheet Data (at end of period)
Cash and cash equivalents	$28,653	$88,172
Property, plant and equipment, net	324,342	306,104
Total assets	487,326	550,643
Total liabilities	561,011	454,887
Division equity	—	123,194
Partners' capital	(73,685)	(27,438)
Total liabilities, division equity and partners' capital	487,326	550,643

(1)
We define EBITDA as earnings before interest and debt expense, provision for income taxes and depreciation and amortization. We define Distributable Cash Flow as EBITDA plus the change in deferred revenues, less debt interest accruals, income taxes paid, maintenance capital expenditures and distributions declared on our TexNew Mex units.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	EBITDA, as we calculate it, may differ from the EBITDA calculations of our affiliates or other companies in our industry, thereby limiting its usefulness as a comparative measure.
EBITDA and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financial methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
Distributable Cash Flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is, in part, measured by its yield. Yield is based on the amount of cash distributions a partnership can pay to a unitholder.

We believe that the presentation of these non-GAAP measures provides useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to EBITDA and Distributable Cash Flow is net income attributable to limited partners. These non-GAAP measures should not be considered as alternatives to net income or any other measure of financial performance presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income attributable to limited partners. These non-GAAP measures may vary from those of other companies. As a result, EBITDA and Distributable Cash Flow as presented herein may not be comparable to similarly titled measures of other companies.
The calculation of EBITDA and Distributable Cash Flow includes the results of operations for the TexNew Mex Pipeline System for the three months ended March 31, 2016.
The following table reconciles net income attributable to limited partners to EBITDA for the periods presented and Distributable Cash Flow for the three months ended March 31, 2016 and 2015, respectively.

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands)
Net income attributable to limited partners	$14,007	$15,323
Interest and debt expense	7,052	3,964
Provision for income taxes	261	203
Depreciation and amortization	7,144	4,738
EBITDA	28,464	24,228

Change in deferred revenues	2,232	1,232
Debt interest accruals	(6,709)	(725)
Income taxes paid	(30)	(1)
Maintenance capital expenditures	(1,429)	(2,965)
Distributions on TexNew Mex Units	—	—
Distributable cash flow	$22,528	$21,769

Logistics Segment

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except key operating statistics)
Statement of Operations Data:
Fee based revenues:
Affiliate	$40,916	$34,775
Third-party	690	623
Total revenues	41,606	35,398
Operating costs and expenses:
Operating and maintenance expenses	21,000	18,252
General and administrative expenses	715	979
Depreciation and amortization	5,961	4,815
Total operating costs and expenses	27,676	24,046
Operating income	$13,930	$11,352
Key Operating Statistics:
Pipeline and gathering (bpd):
Mainline movements (1):
Permian/Delaware Basin system	49,486	36,512
Four Corners system	52,467	45,841
Tex New Mex system	12,544	—
Gathering (truck offloading):
Permian/Delaware Basin system	20,533	22,605
Four Corners system	12,761	10,662
Pipeline Gathering and Injection system:
Permian/Delaware Basin system	7,885	1,615
Four Corners system	24,437	20,565
Tank storage capacity (bbls) (2)	828,202	620,506
Terminalling, transportation and storage:
Shipments into and out of storage (bpd) (includes asphalt)	388,258	391,318
Terminal storage capacity (bbls) (2)	7,385,543	7,490,569

(1)
Some barrels of crude oil in route to Western's Gallup refinery and Permian/Delaware Basin are transported on more than one of our mainlines. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline. During the second quarter of 2015, we began shipping crude oil from the Four Corners system, through the TexNew Mex Pipeline System, to the Permian/Delaware system.

(2)	Storage shell capacities represent weighted-average capacities for the periods indicated.

Wholesale Segment

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
	(In thousands, except key operating stats)
Statement of Operations Data:
Fee based revenues (1):
Affiliate	$11,012	$10,703
Sales based revenues (1):
Affiliate	97,529	132,771
Third-party	317,892	428,524
Total revenues	426,433	571,998
Operating costs and expenses:
Cost of products sold:
Affiliate	95,149	130,508
Third-party	300,441	411,193
Operating and maintenance expenses	17,901	18,119
Selling, general and administrative expenses	1,905	2,196
Gain on disposal of assets, net	(99)	(84)
Depreciation and amortization	1,183	1,077
Total operating costs and expenses	416,480	563,009
Operating income	$9,953	$8,989
Key Operating Statistics:
Fuel gallons sold (in thousands)	314,943	303,431
Fuel gallons sold to retail (included in fuel gallons sold above) (in thousands)	79,841	75,263
Fuel margin per gallon (2)	$0.028	$0.027
Lubricant gallons sold (in thousands)	2,201	2,957
Lubricant margin per gallon (3)	$0.69	$0.66
Crude oil trucking volume (bpd)	35,111	43,050
Average crude oil revenue per barrel	$2.24	$2.76

(1)
All wholesale fee based revenues are generated through fees charged to Western's refining segment for truck transportation and delivery of crude oil and asphalt. Affiliate and third-party sales based revenues result from sales of refined products to Western and third-party customers at a delivered price that includes charges for product transportation.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.